Independent Auditors' Report

To the Board of Trustees and Shareholders of Huntington Funds:

In planning and performing our audits of the financial statements and financial highlights of the Huntington Funds (comprised of the Huntington Money
Market Fund, Huntington Ohio Municipal Money Market
Fund, Huntington
U.S. Treasury Money Market Fund, Huntington Florida
Tax-Free Money Fund,
Huntington Growth Fund, Huntington Income Equity
Fund, Huntington
Mortgage Securities Fund, Huntington Ohio Tax-Free
Fund, Huntington
Michigan Tax-Free Fund, Huntington Fixed Income
Securities Fund,
Huntington Intermediate Government Income Fund and
Huntington
Short/Intermediate Fixed Income Securities Fund),
(the Funds) for the year
ended December 31, 2000, we considered their internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and financial highlights and to comply with the requirements of
Form N-SAR, not to provide assurance on internal control.

The management of the Funds are responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements and financial highlights for external purposes that are fairly presented in conformity with accounting standards generally accepted in the United States of America.
Those controls include the
safeguarding of assets against unauthorized acquisition, use, or disposition.

Because of inherent limitations in internal control, error or fraud may occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the American Institute of Certified
Public Accountants.  A
material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements and financial highlights being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving internal control and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of December 31, 2000.

This report is intended solely for the information and use of management, the
Board of Trustees of the Huntington Funds and the Securities and Exchange
Commission and is not intended to be and should not be used by anyone other than these specified parties.





Columbus, Ohio
February 16, 2001